UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas

50480 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 6201 3198
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Prime Global Capital Group Incorporated (the “Company”) was held on April 2, 2013 (the “Annual Meeting”). The Company’s stockholders voted on the following two proposals (described in detail in the Company’s definitive proxy statement) at the Annual Meeting and cast their votes as follows:

Proposal No. 1	The Company’s stockholders reelected the following directors to continuing serving as directors until the Company’s 2014 Annual Meeting of the Stockholders: Weng Kung Wong, Liong Tat Teh, Amiruddin Bin Che Embi, Peijin W. Harrison and EE Ring Yap. These nominees represented the Board’s entire slate of nominees. The complete final tabulation of voting results for the election of directors is set forth below:

Name	For	Against	Abstain	Broker Non-Vote
Weng Kung Wong	484,882,346	0	104,995	576,635
Liong Tat Teh	484,980,241	0	7,100	576,635
Amiruddin Bin Che Embi	484,980,241	0	7,100	576,635
Peijin W. Harrison	484,980,241	0	7,100	576,635
EE Ring Yap	484,980,241	0	7,100	576,635

Proposal No. 2	The Company’s stockholders ratified the appointment of BF Borgers CPA PC as the Company’s independent auditors for the fiscal year ending October 31, 2013 by the votes indicated below:

For	Against	Abstain	Broker Non-Vote(1)
485,563,976	0	0	0

(1)	Pursuant to the rules of the NYSE, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

As of the close of business on February 1, 2013, the record date, the Company had 512,682,393 shares of Common Stock, at $0.001 par value. Stockholders holding 485,563,976 shares, or approximately 94.71% of the eligible voting shares, were present in person and by proxy at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: April 3, 2013

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer